CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-45949, File No. 333-68855, File No. 333-77111, File No. 333-73240 and File No. 333-86796) and Form S-3 (File No. 333-84764) of PMA Capital Corporation of our report dated February 5, 2003, relating to the 2002 and 2001 consolidated financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated February 5, 2003 relating to the 2002 and 2001 financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, PA
March 12, 2004